PROMISSORY NOTE

$50,000.00

December 31, 2004

Minneapolis, Minnesota

FOR VALUE RECEIVED, Heartland, Inc., a Maryland corporation, promises to pay to the order of Larry W. Karkela ("Creditor ") at 4004 Lawndale Avenue N., Plymouth, MN 55446 or at such other place as the holder hereof may designate from time to time, the principal sum of Fifty Thousand and no/100 Dollars ($50,000.00) with no interest thereon on or before January 31, 2005 pursuant to the provisions of the Stock Purchase Agreement executed between the parties on December 31, 2004.

All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. All payments shall be applied first to accrued and unpaid interest due hereunder and the balance to principal. Any partial prepayment shall not reduce the amount of any monthly installment due.

The obligations of the undersigned hereunder are secured pursuant to that Stock Purchase Agreement and Pledge and Security Agreement between the undersigned and Creditor, and of even date herewith.

Heartland, Inc.

By: ______________________

Its: _______________________

Print Name________________________

STATE OF _____________	)

) ss.

COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this December 31, 2004 by ________________________ acting in his capacity as _____________ of Heartland, Inc.

______________________________

Signature of Notary Public